Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-177923
Dated June 14, 2012

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J.P. Morgan Exchange Traded Notes

J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

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Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US Treasury curve.



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury curve.

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	Treasury curve.	curve.

Disclaimer

Transactions and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. ETNs are our senior unsecured obligations and are not secured debt. ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in ETNs include limited portfolio diversification, trade price fluctuations, uncertain principal repayment and potential illiquidity. Investing in ETNs is not equivalent to direct investment in an index or index components. The tracking or investor fees and, if applicable, repurchase fees will reduce the amount of your return at maturity or upon early repurchase, and as a result you may receive less than the principal amount of your investment at maturity or upon early repurchase of your ETNs even if the value of the relevant index has increased. An investment in ETNs may not be suitable for all investors. Any ETNs with inverse and/or leveraged exposure have been designed to be actively managed investments for sophisticated investors who understand leverage (short) risk.

This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ securities, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/investing.

Investors should carefully review the "Main Risks" for each ETN displayed on this website as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the ETN Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

ETNs may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of ETNs you may require us to repurchase directly as specified in the relevant pricing supplement and product supplement. Commissions may apply. Sales in the secondary market may result in significant losses. There are tax consequences in the event of sale, redemption or maturity of the ETNs.

Buying and selling ETNs may result in brokerage commissions. If you wish to continue to purchase ETNs, you must contact your broker.

Investments in financial instruments such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. We and/or our affiliated companies may make a market or deal as principal in the securities mentioned in this document or in options, futures, or other derivatives based thereon.

Neither the SEC nor any state securities commission has approved or disapproved of the ETNs or passed upon the adequacy of any offering documents on the ETN Website. Any representation to the contrary is a criminal offense.

IRS Circular 230 Disclosure: We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with the Issuer of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

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Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors exposure to midstream energy MLPs. The ETNs are listed on the NYSE Arca under the ticker "AMJ" and pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees of 0.85% per annum accrued daily and, if applicable, the repurchase fee. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co. The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to the indicative note value. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. We will be issuing the remaining 11,050,000 ETNS authorized for issuance on June 19, 2012.

J. ...raded Notes

J.P ...er of innovative investment solutions. The firm offers a broad range of investment options, including Exc...nior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments bas...ets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to r... or efficiently available via existing investment strategies.

AC...

F...



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US Treasury curve.



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury curve.

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The ETN Website, Access Agreement
BY ACCESSING THE JPMORGAN WEBSITE FOR EXCHANGE TRADED NOTES ("ETNs"), YOU AGREE TO BE BOUND BY THE ACESS AGREEMENT BELOW, INCLUDING THE EMBEDDED TERMS AND CONDITIONS. IF YOU DO NOT AGREE TO THE TERMS SPECIFIED IN THE ACCESS AGREEMENT BELOW, INCLUDING THE EMBEDDED TERMS AND CONDITIONS, DO NOT ACCESS THIS WEBSITE OR ANY PAGES THEREOF.
Access Agreement Last Updated: September 26th, 2011
The JPMorgan Website for exchange traded notes (the "Website", or the "ETN Website") is located at www.jpmorgan.com/etn, and constitutes a separate portion of the JPMorgan Chase & Co. website. The distribution of material on this site may be restricted by the laws and regulations of the country from which you are accessing this site. Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction. Persons accessing these pages are required to inform themselves about and to observe any such restrictions, and such investors will not be able to purchase the securities described. JPMorgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries (collectively, "JPMorgan") worldwide.
WEBSITE --- Access to this Website is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access to the ETN Website set forth in this agreement, including all terms and conditions that may be stated on the Terms and Conditions page of the
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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.
ACCESS AGREEMENT
Featured ETNs
JPMorgan Alerian MLP Index ETN
The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.
JPMorgan Double Short US 10 Year Treasury Futures ETN
The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US
JPMorgan Double Short US Long Bond Treasury Futures ETN
The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury
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ETN Website, which is incorporated in this agreement by reference (this Access Agreement, together with the Terms and Conditions, is referred to as the "Access Agreement"). This Access Agreement is additional to, and does not supersede, any account or other agreements between you and JPMorgan.

Materials and information posted on the ETN Website may be printed for your use, provided that you do not remove any copyright or other proprietary notices or legends. Materials and information posted on the ETN Website may not be duplicated, copied, re-disseminated or re-distributed to any other person or entity. You agree that the foregoing prohibitions shall survive the termination of this Access Agreement.

The terms and conditions of the Access Agreement are subject to change. You agree that JPMorgan may notify you of any amendments to this agreement by posting the amended terms of the Access Agreement to the ETN Website. You are responsible for being familiar with the current version of this Access Agreement posted on the Website during each session.You agree that access to the ETN Website is revocable at any time in the sole discretion of JPMorgan.

The JPMorgan ETN Website

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury

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Terms and Conditions of Access

Date of Publication. Materials posted on the ETN Website are published as of their stated date or, if no date is stated, the date of first posting. Neither JPMorgan nor any other party has undertaken any duty to update any such information. If the date of publication displayed on the Website is different from the date of the document, the date displayed as part of the document is its official date.

Disclaimers. The information contained in this Website has been internally developed or taken from trade and statistical services and other sources which we believe to be reliable, although JPMorgan does not warrant its completeness or accuracy and it should not be relied upon as such. The value of the securities or financial instruments mentioned herein (including the income derived therefrom) may be adversely affected by changes in market prices and exchange rates, the imposition of taxes and other factors. Prices, opinions and estimates reflect our judgment on the date of original publication and are subject to change at any time without notice. Because of the possibility of delays and human and/or mechanical error, as well as other factors, neither JPMorgan nor any of its affiliates is or shall be responsible for any delays, errors, inaccuracies or omissions in or on the Website. Information concerning past performance is not necessarily a guide to future performance.

The securities contained on this Website are not available for sale in or to residents of any jurisdiction in which an offer or sale is unlawful or in which it is necessary for the securities or JPMorgan to be qualified.

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US Treasury curve.



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury curve.

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Click Through. Any acknowledgment, agreement or other type of "click through" button on the Website (for example, an "Accept" button) that you select to evidence agreement or an acknowledgement shall have the same force and validity as a paper copy of an agreement that you manually signed and delivered.

Suitability and Appropriateness. Securities or financial instruments mentioned in the Website may not be suitable or appropriate for all investors or in all geographical areas. Your particular needs, investment objectives and financial situation were not taken into account in the preparation of this Website and the materials contained herein. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether the purchase or sale of any product is appropriate for you in light of your particular investment needs, objectives and financial circumstances. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest.

User Data, Cookies and Related Matters. JPMorgan or any member of the JPMorgan group of companies and their affiliates and agents (including those in countries where data protection laws might not exist) may process the personal data gathered on the ETN Website.

JPMorgan may capture, store, use, monitor, track and record information that you enter and the results generated by applications that you use within the ETN Website for its legitimate business purposes, including customer service and marketing activities. JPMorgan uses cookies and other methods to accomplish this. Anyone using this Website expressly consents to such capture, storage, use, monitoring, tracking and recording. JPMorgan owns all right, title and interest in the aggregated data reflecting your interactions with the Website (including, but not limited to, general usage data and transaction data) and may use, distribute, license and sell such data; provided that JPMorgan does not disclose to others that you are the source of

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury

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such data or the details of individual transactions arising from use of the Website, subject to any regulatory or legal requirements and except as otherwise permitted herein.

Publication. Some countries may provide rights in addition to those below or may not allow the exclusion or limitation of implied warranties or liability for incidental or consequential damages. Therefore, some of the below limitations may not apply to you or there may be provisions which supersede the below.

Any term sheets, pricing supplements, fact sheets or other offering materials (each, an "Offering Document") are provided solely for your convenience and generally describe the terms of the transaction described therein. The Offering Documents are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law.

You should not assume that the information contained or incorporated by reference in any Offering Document is accurate as of any date other than the respective dates set forth therein or of the date incorporated therein. Please be advised that no Offering Document has been updated since the date set forth therein and that material events affecting the securities offered therein and/or the issuer thereof may have occurred since such date. JPMorgan is under no obligation to supplement or update any Offering Document and JPMorgan can provide no assurances that any Offering Document is accurate or complete.

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury

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United States. The ETN Website is made available in the United States by JPMS Member NYSE, NASD/SIPC and by JPMFI - Member NFA.

Trademark Notices. "JPMorgan," "JPMorgan Chase," "Chase," and the "Octagon Symbol" are registered trademarks of JPMorgan Chase & Co. Other featured words or symbols used to identify the source of goods and services are the trademarks of JPMorgan Chase & Co. or their respective owners.

Website Content and Materials. Not all products and services are available for all institutions or in all geographic areas. Your eligibility for particular products and services is subject to final JPMorgan determination and acceptance.

JPMORGAN OR ITS SUPPLIERS MAY DISCONTINUE OR MAKE CHANGES IN THE INFORMATION, PRODUCTS OR SERVICES DESCRIBED HEREIN AT ANY TIME. JPMORGAN RESERVES THE RIGHT TO TERMINATE ANY OR ALL WEB TRANSMISSIONS WITHOUT PRIOR NOTICE.

Disclaimer of Advice. Except as otherwise expressly stated, the ETN Website does not purport to provide any financial, investment, tax, accounting or legal advice. Unless JPMorgan has expressly agreed in writing to act as advisor with respect to a particular transaction pursuant to terms and conditions specifying the nature and scope of its advisory relationship, JPMorgan is acting in the capacity of an arm's length contractual counterparty or agent to you in connection with any transaction that JPMorgan enters into with you, not as a financial advisor or a fiduciary.

Other Risks. Transactions of the type described in the materials posted on this Website may involve a high degree of risk, and the value of such instruments may be highly volatile. ETNs are our senior unsecured obligations and are not secured debt. ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in ETNs include limited portfolio diversification, trade price fluctuations, uncertain principal

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs

JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.

JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US

JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury

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repayment and potential illiquidity. Investing in ETNs is not equivalent to direct investment in an index or index components. The Accrued Tracking Fees or Investor Fee will reduce the amount of your return at maturity or upon early repurchase, and as a result you may receive less than the principal amount of your investment at maturity or upon early repurchase of your ETNs even if the value of the relevant index has increased. An investment in ETNs may not be suitable for all investors. Any ETNs with inverse and/or leveraged performance have been designed to be actively managed investments for sophisticated investors who understand leverage risk.

This brief statement does not disclose all the risks and other significant aspects in connection with transactions of the type described herein. You should ensure that you fully understand the terms of the transaction, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting. You should also carefully review the transaction specific risk factors contained on the relevant product page on the ETN Website.

Links to Other Sites. Links to non-JPMorgan websites are provided solely as pointers to information on topics that may be useful to you. JPMorgan has no control over the content on such non-JPMorgan websites. If you choose to link to a website not controlled by JPMorgan, JPMorgan has no liability and makes no warranties, either express or implied, concerning the content of such site. Please review the terms and conditions that those third party web sites may contain.

Waiver of Sovereign Immunity. You, if you are (a) an agent acting on behalf of a governmental entity, represent that you have the authority to bind the principal and on behalf of such principal, or (b) a governmental entity using the Website directly, in each case hereby represent, that the governmental entity has waived to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US Treasury curve



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury curve

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use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any suit, action or proceedings relating to any transaction that may be effected on any part of the ETN Website in the courts of any jurisdiction. You also represent that the governmental entity has irrevocably agreed, to the extent permitted by applicable law, that it will not claim such immunity in any such suit, action or proceeding.

Notice of Potential Disruption of Service. Access to the ETN Website may from time to time be unavailable, delayed, limited or slowed due to things outside the control of JPMorgan. If access to this Website is unavailable, delayed or limited, or if this Website does not operate quickly and efficiently, you may be unable to retrieve information on a timely basis, transmit any messages to JPMorgan, or conduct other matters. As a result, JPMorgan may not promptly receive or act upon your messages. If your operations are dependent on such communications with JPMorgan, and such communications are disrupted or delayed, you may suffer losses.

UNAUTHORIZED USE. UNAUTHORIZED USE OF JPMORGAN'S WEBSITES AND SYSTEMS OR THOSE OF ITS AFFILIATES IS STRICTLY PROHIBITED.

WARRANTIES; LIMITATION OF LIABILITY; INDEMNITY. JPMORGAN MAKES NO WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO YOUR ABILITY TO ACCESS THE WEBSITE, OR ANY INFORMATION PROVIDED THROUGH THE WEBSITE. YOU EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE WEBSITE IS PROVIDED ON AN "AS IS" BASIS AT YOUR SOLE RISK, AND JPMORGAN EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF INTELLECTUAL PROPERTY OR FITNESS FOR A PARTICULAR PURPOSE.

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US Treasury curve.



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury curve.

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INCLUDING, WITHOUT LIMITATION, ANY WARRANTY REGARDING THE PERFORMANCE, USE OR RESULTS OF USING THE WEBSITE.

JPMORGAN, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS WILL HAVE NO LIABILITY, CONTINGENT OR OTHERWISE, TO YOU OR TO THIRD PARTIES, FOR: (a) ANY DELAY OR DISRUPTION OF ACCESS, DIFFICULTY IN USE, OR ERRONEOUS COMMUNICATIONS BETWEEN JPMORGAN AND YOU, REGARDLESS OF WHETHER THE CONNECTION OR COMMUNICATION SERVICE IS PROVIDED BY JPMORGAN OR A THIRD PARTY SERVICE PROVIDER; (b) THE CAPACITY, ACCURACY, TIMELINESS, COMPLETENESS, RELIABILITY, PERFORMANCE OR CONTINUED AVAILABILITY OF THE SERVICES; (c) THE EXISTENCE OF ANY COMPUTER VIRUSES OR MALICIOUS CODE; OR (d) ANY FAILURE OR DELAY IN THE EXECUTION OF ANY TRANSACTIONS EFFECTED THROUGH THE STRUCTURED INVESTMENTS WEB SITE. JPMORGAN WILL HAVE NO RESPONSIBILITY TO INFORM YOU OF ANY DIFFICULTIES EXPERIENCED BY JPMORGAN OR THIRD PARTIES WITH RESPECT TO USE OF THE WEBSITE OR TO TAKE ANY ACTION IN CONNECTION THEREWITH.

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury

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you of the Website and (b) any actions related to your use of the Website.

Governing Law. Your access to and use of the ETN Website, and the Terms and Conditions are governed by the laws of the State of New York without reference to principles of conflicts of law.

With respect to any suit, action or proceeding relating to any of the above ("Legal Proceedings"), you irrevocably: (a) submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waive any objection you may have at any time to the laying of venue of any Legal Proceedings brought in any such court, any claim that such Legal Proceedings have been brought in an inconvenient forum, and the right to object that such court does not have any jurisdiction over such Legal Proceedings.

YOU AGREE THAT A FINAL JUDGMENT IN ANY SUCH LEGAL PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Certain sections or pages on the Website may contain separate terms and conditions or disclaimers, which are in addition to these terms and conditions. In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages.

In the event any of the terms or provisions of this Terms and Conditions or of the Access Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury

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Governing Law. Your access to and use of the ETN Website, and the Terms and Conditions are governed by the laws of the State of New York without reference to principles of conflicts of law.

With respect to any suit, action or proceeding relating to any of the above ("Legal Proceedings"), you irrevocably: (a) submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waive any objection you may have at any time to the laying of venue of any Legal Proceedings brought in any such court, any claim that such Legal Proceedings have been brought in an inconvenient forum, and the right to object that such court does not have any jurisdiction over such Legal Proceedings.

YOU AGREE THAT A FINAL JUDGMENT IN ANY SUCH LEGAL PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Certain sections or pages on the Website may contain separate terms and conditions or disclaimers, which are in addition to these terms and conditions. In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages.

In the event any of the terms or provisions of this Terms and Conditions or of the Access Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

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J.P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). ETNs are senior, unsecured debt securities issued by JPMorgan Chase & Co. that offer returns on investments based on exposure to different underlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies.

ACCESS AGREEMENT

Featured ETNs



JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.



JPMorgan Double Short US 10 Year Treasury Futures ETN

The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US



JPMorgan Double Short US Long Bond Treasury Futures ETN

The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury

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JPMorgan Alerian MLP Index ETN

Overview | Performance | Underlying Index | Yield

Jump To: Footnote | Key Features | Disclaimer

ACCESS AGREEMENT

Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors a way to gain exposure to midstream energy MLPs. The ETNs pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees[1]. The ETN coupons are reported on Form 1099s and therefore eliminate the administrative burden associated with K-1 forms. Investors can trade the ETNs on the NYSE, Arca exchange or receive a cash payment at the scheduled maturity or upon early repurchase[2], based on the performance of the index less accrued tracking fees and, if applicable, the repurchase fee. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co.

Related Documents

- Daily Report
- Prospectus
- Fact Sheet

ETN Size Limitation

The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to the indicative note value. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. We will be issuing the remaining 11,050,000 ETNs authorized for issuance on June 19, 2012.

ETN Detail		ETN Market Data	
Ticker	**AMJ**	As of Date	**Jun 13 2012**
Intraday Indicative Value Ticker[3]	**AMJ.IV**	Closing Price[5]	**36.39**
Underlying Index	**Alerian MLP Index**	High Price[6]	**36.65**

Underlying Ticker	**AMZ**	Low Price[7]	**36.27**
Issuer	**JPMorgan Chase & Co.**	Closing Indicative Value[3,8]	**36.43**
Tracking Fee	**0.85% p.a.**	Current Volume (# Notes)[9]	**104,256**
Coupons[4]	**Quarterly,Variable**	Average Volume (# Notes)[10]	**144,890**
Maturity Date	**May 24 2024**	Market Capitalization[11]	**$4,200,170,190**
Inception Date	**Apr 02 2009**		
Primary Exchange	**NYSE Arca**		
CUSIP	**46625H365**		

Please review the Footnotes for explanation of the identified terms above

Returns, Standard Deviation and Correlation View Chart

Underlying Index	3 Month Return	1 Yr Return	3 Yr Return Annualised	Standard Deviation	Correlation
Alerian MLP Index	-8.15%	7.38%	24.27%	16.70%	1.00
S&P 500 Index	-5.30%	5.70%	13.91%	19.24%	0.66
S&P 500 Utilities Index	4.28%	16.20%	14.22%	14.98%	0.56
S&P GSCI Index	-18.09%	-17.35%	-0.78%	22.00%	0.51
S&P/BGCantor U.S. Treasury Bond Index	2.02%	6.32%	5.39%	3.89%	-0.35
Dow Jones US REIT Index	-0.38%	9.09%	26.24%	28.35%	0.60

Please review note 12 in the footnotes below

Footnote

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant pricing supplement, represents an amount equal to the Tracking Fee of 0.85% per annum accrued for that coupon period multiplied by the Current Indicative Value on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.

2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant pricing supplement. Early repurchases will be subject to a Repurchase Fee of 0.125%, as further described in the relevant pricing supplement.

3. The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not intended as a price or quotation. The IIV will be based on the intraday indicative values of the underlying Index, and may not be

equal to the payment at maturity or upon early repurchase. Please see the relevant pricing supplement for details. It is possible that the maximum issuance authorization of 129,000,000 ETNs may cause a temporary imbalance in the supply and demand in the secondary market for the ETNs, which may cause the ETNs to trade at a significant premium to the IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV.

4. The coupons are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero.

5. The Closing Price means the last trade reported as of the date shown above.

6. The High Price means the highest trade reported on the date shown above.

7. The Low Price means the lowest trade reported on the date shown above.

8. The Closing Indicative Value is the last level calculated for the intraday indicative value on the date shown above. Please see footnote[3] above for further information on the intraday indicative value of the ETNs.

9. Current Volume means the number of the ETNs traded across all exchanges on the date shown above. The liquidity of the market for the ETNs may vary materially over time. This does not include ETNs held by JPMorgan Chase & Co. or any of its affiliates.

10. Average Volume (or Daily Average Trading Volume) means the average number of the ETNs traded across all exchanges over the 3-month period ending on the date shown above. The liquidity of the market for the ETNs may vary materially over time.

11. Market Capitalization means the product of (i) the Closing Price of the ETNs on the date shown above and (ii) the total number of ETNs that have been issued, including any held by JPMorgan Chase & Co. or one of its affiliates.

12. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above, and are annualized where indicated. The standard deviation and correlation are based on daily logarithmic returns over the past 3 years. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns. However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be minimal.

The returns, standard deviations and correlations are provided for informational purposes only. Correlation refers to correlation of the relevant index to the Alerian MLP Index. **The returns are total returns for all the indices which reflect the performance of each index, including dividends, but do not include the Tracking Fee, the repurchase fee or any transaction costs or expenses**. Historical performance of the underlying Index is not indicative of future performance of the underlying Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any investment strategy.

13. Sources: Reuters, JPMorgan. As of the date shown above. Each of these indices was calculated based on a level for such index set equal to 100 on the date specified as the beginning of the "custom time period" selected above. Historical performance of the underlying Index is not indicative of future performance of the underlying Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. All returns displayed above reflect the index performance including dividends, and are calculated without deducting the Accrued Tracking Fee, repurchase fee or any applicable transaction fees. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy. Your payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP Level of the Alerian MLP Index which excludes dividends. The VWAP Level of the Index will most likely differ from its closing level.

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Key Features

Main Benefits:

- Exposure to a portfolio of energy MLPs through a single investment.
- Quarterly coupons based on the cash distributions, if any, paid on the MLPs in the Index, less fees.
- No K-1 forms will be received by investors as a result of their investment in the ETNs. The coupons are reported as ordinary income on Form 1099.
- The ETNs trade on the NYSE, Arca.

Main Risks:

- An investment in the ETNs may result in a loss.
- The ETNs are exposed to the credit risk of JPMorgan Chase & Co.
- The ETNs may not have an active trading market and may not continue to be listed over their term
- The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV. JPMorgan Chase & Co. will be issuing the remaining 11,050,000 ETNs authorized for issuance on June 19, 2012.
- The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV. Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
- The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions.
- Potential Conflicts: we and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs. Early repurchase will be subject to a repurchase fee.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

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Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 800-576-3529. To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"Alerian MLP Select Index, Alerian MLP Select Total Retrun Index, Alerian MLP Index and Alerian MLP Total Return Index are trademarks

of GKD Index partners, LLC".

S&P does not guarantee the accuracy and/or the completeness of the S&P 500[R] Index or any data included therein and S&P shall have no liability for any errors, omissions or interrruptions therein. S&P makes no warranty, express or implied as to results to be obtained by any person or entity from the use of the S&P 500[R] Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaimsall warranties of merchantability or fitness for a particular purpose or use with respect to the S & P 500[R] Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (inhcluding lost profits), even if notified of the possibility of such damages.

"Standard & Poor's," "S&P" and "S&P 500" are trademarks of the McGraw-Hill companies, Inc. This website is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of purchasing any of the ETNs.

The Dow Jones Industrial Average[SM] is a product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC ("CME"). "Dow Jones[R]", "Dow Jones Industrial Average[SM]", "DJIASM" and "Dow Jones Indexes" are service marks of Dow Jones Trademark Holdings, LLC ("Dow Jones").

Dow Jones, CME and their respective affiliates do *not:*

- Sponsor, endorse, sell or promote the ETNs.
- Recommend that any person invest in the ETNs.
- Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the ETNs.
- Have any responsibility or liability for the administration, management or marketing of the ETNs.
- Consider the needs of the ETNs or the owners of the ETNs in determining, composing or calculating the DJIA or have any obligation to do so.

Dow Jones, CME and their respective affiliates will not have any liability in connection with the ETNs. Specifically,

- Dow Jones, CME and their respective affiliates do not make any warranty, express or implied, and Dow Jones, CME and their respective affiliates disclaim any warranty about:
  - The results to be obtained by the ETNs;
  - The accuracy or completeness of the DJIA or its data;
  - The merchantability and the fitness for a particular purpose or use of the DJIA or its data;
- Dow Jones, CME and/or their respective affiliates will have no liability for any errors, omissions or interruptions in the DJIA or its data;
- Under no circumstances will Dow Jones, CME and/or their respective affiliates be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if they know that they might occur.

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View returns for the last 1 Year OR
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Related Documents
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As of Date : Jun 13 2012
Performance with hypothetical re-investment of actual coupons1,2
118%
114%
110%
106%
102%
98%
94%
90%
86%
Jun 11
Jul 11
Aug 11
Sep 11
Oct 11
Nov 11
Dec 11
Jan 12
Feb 12
Mar 12
Apr 12
May 12
Selected Start Date: 06-14-2011 Selected End Date: 06-13-2012
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Footnote

1. Performance numbers reflect the actual coupons paid by the ETN. For the purpose of determining the performance we have assumed the coupon payments have been reinvested to purchase additional units of the ETN as of their respective Coupon Ex-Dates. The calculation was performed assuming a starting level of 100% on the date specified as the beginning of the "custom time period" selected above. Historical performance of the ETNs is not indicative of future performance. Your payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP Level of the Alerian MLP Index. In addition, your payment at maturity for each ETN will not reflect the reinvestment of coupons. Instead, as long as you hold the ETNs, you will receive a quarterly coupon whose amount is variable.

2. The coupons paid on the ETNs are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero.

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Key Features

Main Risks:

- The ETNs may result in a loss.
- The ETNs are exposed to the credit risk of JPMorgan Chase & Co.
- The ETNs may not have an active trading market and may not continue to be listed over their term
- The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV. JPMorgan Chase & Co. will be issuing the remaining 11,050,000 ETNs authorized for issuance on June 19, 2012.
- The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.
- The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
- The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions
- You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

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Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 800-576-3529. To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for

investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"Alerian MLP Select Index, Alerian MLP Select Total Retrun Index, Alerian MLP Index and Alerian MLP Total Return Index are trademarks of GKD Index partners, LLC".

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View data for 1 Year OR

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Related Documents

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☑ Alerian MLP Index	☑ S&P 500 Index	☐ S&P 500 Utilities Index
☐ S&P GSCI Index	☐ S&P/BGCantor U.S. Treasury Bond Index	☐ Dow Jones US REIT Index

As of Date : Jun 13 2012



Index Levels[1]
120
116
112
108
104
100
96
92
88
84

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Jun 11
Jul 11
Aug 11
Sep 11
Oct 11
Nov 11
Dec 11
Jan 12
Feb 12
Mar 12
Apr 12
May 12
Selected Start Date: 06-14-2011 Selected End Date: 06-13-2012

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Footnote

1.Sources: Reuters, JPMorgan. As of the date shown above. Each of these indices was calculated based on a level for such index set equal to 100 on the date specified as the beginning of the "custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. **All returns displayed above reflect the index performance including dividends, and are calculated without deducting the Accrued Tracking Fee, the repurchase fee or any applicable transaction fees**. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy. Your payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP Level of the Alerian MLP Index, which excludes dividends. The VWAP Level of the Index will most likely differ from its closing level.

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Key Features

Main Risks:

- The ETNs may result in a loss.
- The ETNs are exposed to the credit risk of JPMorgan Chase & Co.
- The ETNs may not have an active trading market and may not continue to be listed over their term
- The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV. JPMorgan Chase & Co. will be issuing the remaining 11,050,000 ETNs authorized for issuance on June 19, 2012.
- The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.
- The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
- The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions
- You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

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Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 800-576-3529.

To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"Alerian MLP Select Index, Alerian MLP Select Total Retrun Index, Alerian MLP Index and Alerian MLP Total Return Index are trademarks of GKD Index partners, LLC".

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J.P. Morgan Exchange Traded Notes#Performance#Performance#Underlying_Index - Windows Internet Explorer

http://www.jpmorganetns.com/etn/1/index.html;jsessionid=4C32CAC28F943AA0C2F9F1E22A597BE0.

J.P.Morgan

Home | Search: Ticker/ETN Name

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JPMorgan Alerian MLP Index ETN

Overview | Performance | Underlying Index | Yield

Jump To: Footnote | Key Features | Disclaimer

Alerian MLP Index

The Alerian MLP Index (the "Index") is a market-cap weighted, float-adjusted index created to provide a comprehensive benchmark for investors to track the performance of the energy MLP sector. The Index components are selected by Alerian Capital Management, LLC ("Alerian"). Alerian is a registered investment advisor that exclusively manages portfolios focused on midstream energy MLPs.

Related Documents

- Daily Report
- Prospectus
- Fact Sheet

Index Performance

3 Month Return	1 Yr Return	3 Yr Return Annualised	Standard Deviation
-8.15%	7.38%	24.27%	16.70%

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As of Date : Jun 13 2012



Index Levels1,2,3
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J.P. Morgan Exchange Traded Notes#Performance#Performance#Underlying_Index - Windows Internet Explorer

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110
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86
Jun 11
Jul 11
Aug 11
Sep 11
Oct 11
Nov 11
Dec 11
Jan 12
Feb 12
Mar 12
Apr 12
May 12

Selected Start Date: 06-14-2011 **Selected End Date:** 06-13-2012

Top 10 Index Components

Underlying Index	Underlying Ticker	Weight
Enterprise Products Partners L	EPD	15.42
Kinder Morgan Energy Partners	KMP	9.7
Plains All American Pipeline L	PAA	6.56
Energy Transfer Partners LP	ETP	4.48
Magellan Midstream Partners	MMP	4.42
Linn Energy	LINE	4.19
ONEOK Partners LP	OKS	3.93
Kinder Morgan Management LLC	KMR	3.79
Energy Transfer Equity LP	ETE	3.57
Enbridge Energy Partners LP	EEP	3.27

Footnote

1. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above and are annualized where indicated. The standard deviation and correlation are based on daily logarithmic returns over the past 3 years. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns. However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be minimal. The returns, standard deviations and correlations are provided for informational purposes only. Correlation refers to correlation of the relevant index to the Alerian MLP Index. **The returns are total returns for all the indices**

Internet 125%

which reflect the performance of each index, including dividends, but do not include the Tracking Fee, the repurchase fee or any transaction costs or expenses. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any alternate investment strategy.

2. Sources: Reuters, JPMorgan. As of the date shown above. The Index was calculated based on a level equal to 100 on the date specified as the beginning of the "custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. **All returns displayed above reflect the index performance including dividends, and are calculated without deducting the Accrued Tracking Fee, the repurchase fee or any applicable transaction fees.** There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy. Your repurchase fee, payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP Level of the Alerian MLP Index which excludes dividends. The VWAP Level of the Index will most likely differ from its closing level.

3. Source: Alerian.

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Key Features

Main Risks:

- The ETNs may result in a loss.
- The ETNs are exposed to the credit risk of JPMorgan Chase & Co.
- The ETNs may not have an active trading market and may not continue to be listed over their term
- The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV. JPMorgan Chase & Co. will be issuing the remaining 11,050,000 ETNs authorized for issuance on June 19, 2012.
- The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.
- The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
- The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions.
- Potential Conflicts: we and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

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Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 800-576-3529.
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

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J.P.Morgan

JPMorgan Alerian MLP Index ETN

Jump To: Footnote | Key Features | Disclaimer

JPMorgan Alerian MLP Index ETN

Related Documents
- Daily Report
- Prospectus
- Fact Sheet

Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors a way to gain exposure to midstream energy MLPs. The ETNs pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees[1]. The ETN coupons are reported on Form 1099s and therefore eliminate the administrative burden associated with K-1 forms. Investors can trade the ETNs on the NYSE, Arca exchange or receive a cash payment at the scheduled maturity or upon early repurchase[2], based on the performance of the index less accrued tracking fees and, if applicable, the repurchase fee. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co.

ETN Size Limitation

The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to the indicative note value. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. We will be issuing the remaining 11,050,000 ETNs authorized for issuance on June 19, 2012.

From: dd-mmm-yyyy To: dd-mmm-yyyy Go

As of Date : Jun 13 2012

ETN Yield


Coupon Amount per Note ($)
Current Yield (%)
Jun 12
Sep 11
Dec 10
Mar 10
Jun 09
Coupon Amount per Note ($)
Current Yield (%)

Historical Coupon Amounts

Sr.	Declaration Date	Ex-Date	Record Date	Payment Date	Coupon Amount per Note $[3]	Current Yield %[4]
1	23 May 2012	24 May 2012	29 May 2012	06 Jun 2012	0.5187	5.5
2	16 Feb 2012	27 Feb 2012	29 Feb 2012	08 Mar 2012	0.4729	4.6
3	17 Nov 2011	25 Nov 2011	29 Nov 2011	07 Dec 2011	0.4897	5.3
4	19 Aug 2011	24 Aug 2011	26 Aug 2011	06 Sep 2011	0.4845	5.6
5	20 May 2011	25 May 2011	27 May 2011	07 Jun 2011	0.4865	5.3
6	18 Feb 2011	25 Feb 2011	01 Mar 2011	09 Mar 2011	0.4440	4.6
7	18 Nov 2010	24 Nov 2010	29 Nov 2010	07 Dec 2010	0.4522	5.0
8	18 Aug 2010	25 Aug 2010	27 Aug 2010	07 Sep 2010	0.4509	5.5
9	18 May 2010	26 May 2010	28 May 2010	08 Jun 2010	0.4481	6.0
10	19 Feb 2010	25 Feb 2010	01 Mar 2010	09 Mar 2010	0.4428	6.0
11	18 Nov 2009	25 Nov 2009	30 Nov 2009	08 Dec 2009	0.4431	6.7
12	19 Aug 2009	26 Aug 2009	28 Aug 2009	08 Sep 2009	0.4361	7.3
13	26 May 2009	27 May 2009	29 May 2009	08 Jun 2009	0.4507	8.2

Footnote

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant pricing supplement, represents an amount equal to the Tracking Fee of 0.85% per annum accrued for that coupon period multiplied by the Current Indicative Value on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.

2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant pricing supplement. Early repurchases will be subject to a Repurchase Fee of 0.125%, as further described in the relevant pricing supplement.

3. The Coupon Amount per Note is as defined in the relevant pricing supplement for the ETNs. The coupons are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero.

4. "Current Yield" equals the current Coupon Amount annualized and divided by the relevant closing price of the Notes, rounded to one decimal place for ease of analysis. Except for the coupon determined in May 2009, the relevant closing price is the closing price of the Notes referenced in the coupon declaration press release issued for that coupon. For the coupon determined in May 2009 the relevant closing price is the closing price of the Notes on the trading day immediately preceding that Declaration Date.

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Key Features

Main Risks:

- The ETNs may result in a loss.
- The ETNs are exposed to the credit risk of JPMorgan Chase & Co.
- The ETNs may not have an active trading market and may not continue to be listed over their term
- The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV. JPMorgan Chase & Co. will be issuing the remaining 11,050,000 ETNs authorized for issuance on June 19, 2012.
- The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.
- The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
- Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions
- You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

Back to Top

Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 800-576-3529. To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for

all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"Alerian MLP Select Index, Alerian MLP Select Total Retrun Index, Alerian MLP Index and Alerian MLP Total Return Index are trademarks of GKD Index partners, LLC and their use is granted under a license from GKD Index partners, LLC".

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